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EXHIBIT 2

                         FORM OF SUPPLEMENTAL INDENTURE

_______________________________________________________________________________
_______________________________________________________________________________



                               D.R. HORTON, INC.

                                      AND

                    MANUFACTURERS AND TRADERS TRUST COMPANY,

                                       as

                                    Trustee


                                  ___________

                          FIRST SUPPLEMENTAL INDENTURE

                           Dated as of April 20, 1998

                                  ___________


                6 - 7/8% CONVERTIBLE SUBORDINATED NOTES DUE 2002


_______________________________________________________________________________
_______________________________________________________________________________
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     THIS FIRST SUPPLEMENTAL INDENTURE, dated as of April 20, 1998, between D.R.
HORTON, INC., a Delaware corporation (the "Company"), and MANUFACTURERS AND TRADERS TRUST COMPANY, a duly organized and existing banking corporation organized under the laws of the State of New York, as trustee (the "Trustee").

                                    RECITALS

     WHEREAS, Continental Homes Holding Corp., a Delaware corporation ("Continental"), and the Trustee entered into the Indenture dated as of November 1, 1995 (the "Indenture"), pursuant to which Continental issued $86,250,000 principal amount of 6 - 7/8% Convertible Subordinated Notes due 2002 (the "Securities");

     WHEREAS, on April 20, 1998, pursuant to the laws of the State of Delaware and in accordance with the terms of the Agreement and Plan of Merger, dated as of December 18, 1997 (the "Merger Agreement"), by and between the Company and Continental, Continental was duly merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation;

     WHEREAS, as a result of the Merger, the Company succeeded to all obligations, duties and liabilities of Continental under the Indenture as if incurred or contracted by the Company;

     WHEREAS, the Company desires to supplement the Indenture to provide for the assumption by the Company of all obligations of Continental pursuant to Section
5.01 of the Indenture and to provide for adjustment of the conversion rate pursuant to Section 10.17 of the Indenture; and

     WHEREAS, the execution of this First Supplemental Indenture has been duly authorized by the Board of Directors of the Company and all things necessary to make this First Supplemental Indenture a valid, binding and legal instrument according to its terms have been done and performed;

     NOW THEREFORE, for and in consideration of the premises, the Company covenants and agrees with the Trustee for the equal and ratable benefit of the respective holders of the Securities as follows:

                                   ARTICLE I.

                           ASSUMPTION BY THE COMPANY

     1.1 The Company hereby assumes all the obligations of Continental under the Securities and the Indenture.

     1.2 The Indenture is hereby amended so that all references to Continental shall, where appropriate, be deemed to be referenced to "D.R. Horton, Inc." and further amended to reflect such changes in phraseology or form as may be required thereby. Section 12.02 to the Indenture is hereby amended so that the references to the Company's address shall be deemed to be 1901 Ascension Blvd., Suite 100, Arlington, Texas 76006, Attention: Chief Financial Officer.

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                                  ARTICLE II.

                                   CONVERSION


     2.1. In accordance with Section 10.17 of the Indenture, the Holder of a Security may convert such Security into the kind and amount of securities, cash or other assets which he would have owned immediately after the Merger if the Holder had converted the Security immediately before the effective date of the Merger (the "Effective Time"). The conversion rate immediately after the Effective Time will be equal to the product of the conversion rate immediately before the Effective Time times the exchange ratio of 2.25, which was determined in accordance with the procedures specified in the Merger Agreement.

     2.2. The conversion rate remains subject to the adjustments provided for in Article 10 of the Indenture.

                                  ARTICLE III.

                                FORM OF SECURITY

     3.1. In accordance with Article I of this First Supplemental Indenture, Exhibit A to the Indenture is hereby amended so that all references to Continental shall, where appropriate, be deemed to be referenced to "D.R. Horton, Inc." and further amended to reflect such changes in phraseology or form as may be required thereby.

     3.2. Exhibit A to the Indenture is hereby amended so that the references to the Company's address shall be deemed to be 1901 Ascension Blvd., Suite 100, Arlington, Texas 76006, Attention: Chief Financial Officer.

     3.3. In accordance with Section 10.17 of the Indenture and Articles I and II of this First Supplemental Indenture, paragraph 8 of Exhibit A to the Indenture is hereby amended so that, after giving effect to the Merger, the initial conversion rate of the Securities shall be 94.73625 shares of Common Stock, par value $.01, of the Company per $1,000 principal amount of the Securities.

                                  ARTICLE IV.

                            MISCELLANEOUS PROVISIONS

     4.1. This First Supplemental Indenture constitutes a supplement to the Indenture, and the Indenture and this First Supplemental Indenture shall be read together and shall have the effect so far as practicable as though all of the provisions thereof and hereof are contained in one instrument.

     4.2. This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall together constitute but one and the same instrument.


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     4.3.  In the event that any provision in this First Supplemental Indenture shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     4.4. The article and section headings herein are for convenience only and shall not affect the construction hereof.

     4.5. Any capitalized term used in this First Supplemental Indenture and not defined herein that is defined in the Indenture shall have the meaning specified in the Indenture, unless the context shall otherwise require.

     4.6. All covenants and agreements in this First Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

     4.7. This First Supplemental Indenture shall be deemed to be a contract under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State.

     4.8. Except as amended by this First Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect.

     4.9. The Trustee accepts the modifications of the trust effected by this First Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained which shall be taken as the statements of the Company and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this First Supplemental Indenture and the Trustee makes no representation with respect thereto.

                           [SIGNATURES ON NEXT PAGE]

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     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental
Indenture to be duly executed, all as of the day and year first above written.

                                       D.R. HORTON, INC.

                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                       MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

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